Exhibit 10.7

AGREEMENT NO. PSA_156

PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement (“PSA”) between Micropolis Robotics located at Dubai Production City, Dubai, United Arab Emirates (“Company”) and Siemens Industry Software SA (Pty) Ltd located at Tijger Vallei Office Park Block 6, Silverlakes Road 0081 Pretoria - Gauteng, South Africa (“SISW”) is effective on the date of last signature.

1.	PROFESSIONAL SERVICES; CHANGE CONTROL PROCEDURE. SISW will perform services (“Professional Services”) and produce the deliverables described in one or more statements of work (“SOW”). SISW and Customer will follow a formal change control procedure with regard to any requested changes to the SOW. Upon submission of a change control request by SISW or Customer, SISW will submit to Customer a charge estimate and an assessment of any impact to the schedule to Customer. Customer must accept the estimate and assessment in writing within ten calendar days from the date submitted, otherwise the change control request will not be valid and SISW will perform the Professional Services per the SOW.

2.	PERSONNEL. SISW has sole discretion regarding the assignment of SISW personnel. SISW personnel performing Professional Services remain the employees of SISW, and SISW is responsible for all compensation and other employment benefits of such employees. SISW may use subcontractors to perform obligations under any applicable SOW provided that SISW will remain primarily liable to Customer for all Professional Services performed by SISW subcontractors. While SISW is providing Professional Services and for a period of 12 months thereafter, neither party will directly or indirectly solicit for employment or employ any employee of the other party, or any SISW subcontractor, actively involved in the performance, consumption or evaluation of the applicable Professional Services without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement will not prohibit solicitation or employment that results from (i) any executive search or similar business used in the ordinary course of business and in a manner consistent with past practices of such business or (ii) advertising or other publications of general circulation.

3.	CUSTOMER RESPONSIBILITIES

3.1.	Performance. Customer will perform its obligations set forth in the applicable SOW. If SISW is required to perform the Professional Services at a Customer’s location, Customer will make facility access, office space, and communication services available to SISW. Customer will ensure that SISW has the rights to use any third-party software or other third-party intellectual property made available to SISW by Customer as necessary for the performance of Professional Services. Customer will defend any claim brought against SISW to the extent that such claim is due to Customer’s breach of the preceding sentence. Customer will bear the expense of defending such claim and pay any damages and attorneys’ fees finally awarded or in settlement thereof, provided that SISW notifies Customer promptly in writing of the claim and allows Customer to direct the defense or settlement. Customer will not enter into any settlement without SISW’s consent.

3.2.	Taxes. Customer agrees to pay, and to reimburse SISW for the payment of, any applicable taxes and customs duties including, but not limited to, sales taxes, value added taxes, goods and services taxes, consumption taxes or any other fee that is imposed by any governmental authority on Customer’s use or license of the deliverables, or its receipt of any services. If Customer is exempt from value-added or sales tax, then Customer must provide a valid, timely and executed exemption certificate, direct pay permit, or other such government-approved documentation to SISW or its authorized solution partner. If Customer is required by law to make any income tax deduction or to withhold income tax from any sum payable directly to SISW hereunder, Customer will promptly effect payment thereof to the applicable tax authorities, and will also promptly provide SISW with official tax receipts or other evidence issued by the applicable tax authorities to support a claim for tax credit relief. Customer is responsible for any taxes resulting from making deliverables available to users in other geographic regions if permitted under this Agreement.

3.3.	Payment. Unless specified otherwise in the applicable SOW, (i) Customer will pay the fees set forth in the SOW and any reasonable expenses incurred in the performance of the SOW within 30 days of the invoice date, and (ii) Professional Services will be invoiced monthly as charges are incurred.

4.	OWNERSHIP OF DELIVERABLES

4.1.	Pre-existing Software and Technology. Each party will retain all rights in any software, ideas, concepts, know-how, development tools, techniques or any other proprietary material or information that it owned or developed prior to the inception of a Professional Services project, or acquired or developed thereafter without reference to or use of the intellectual property of the other party (“Pre-existing Material”).

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4.2.	Ownership of Deliverables. Subject to Sections 4.3 and 4.4, SISW will own all intellectual property rights in or related to all deliverables that are developed and delivered by SISW under this Agreement, and such deliverables will be SISW’s Confidential information as further defined in Section 9.1. SISW also will own all intellectual property rights in or related to any know-how, techniques, concepts or ideas developed in the performance of the Professional Services provided hereunder and related to SISW’s Pre-existing Material.

4.3.	Deliverables Based on Customer’s Software and Technology. Subject to Section 4.4, Customer will own all intellectual property rights in or related to any deliverables developed hereunder to the extent that such deliverables consist of Customer’s Pre-existing Material, works derived from Customer’s Pre-existing Material, or modifications to Customer’s Pre-existing Material.

4.4.	Third Party Software and Technology. All software and technology that is licensed by a party from a third-party vendor will be and remain the property of such vendor.

4.5.	License Grant for Deliverables Owned by SISW. SISW grants to Customer a perpetual, royalty-free, non-transferable and nonexclusive license to use the deliverables owned by SISW and provided to Customer under an SOW for Customer’s internal business purposes. Unless otherwise specified in the applicable SOW, software deliverables will be in executable form, and Customer is authorized to load, execute, display, store and otherwise use the software for internal purposes.

4.6.	No “Work Made for Hire”. The Professional Services provided hereunder will not constitute “works made for hire” under any applicable copyright laws. SISW retains ownership of any work in progress under an SOW and will not deliver the same until Customer makes full payment in accordance with this Agreement.

4.7.	No License to Intellectual Property of the Other Party. Except as expressly provided in this Agreement, neither party grants the other party a license to any of its patents, copyrights, trade secrets or other intellectual property. SISW will be free to use the ideas, concepts, methodologies, processes and know-how developed in the course of performing the Professional Services (collectively “Know-how”), provided that such Know-how excludes Customer’s Pre-existing Material.

5.	WARRANTY. SISW WARRANTS THAT THE PROFESSIONAL SERVICES WILL BE PERFORMED IN A PROFESSIONAL AND WORKMANLIKE MANNER. EXCEPT AS PROVIDED IN THIS SECTION 5, SISW MAKES NO OTHER WARRANTY, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PROFESSIONAL SERVICES AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.	LIMITATION OF LIABILITY. THE ENTIRE, COLLECTIVE LIABILITY OF SISW, SISW AFFILIATES, SISW’S LICENSORS AND THEIR OFFICERS, DIRECTORS AND EMPLOYEES FOR ALL CLAIMS AND DAMAGES RELATED IN ANY WAY TO THIS AGREEMENT, IN THE AGGREGATE AND REGARDLESS OF THE FORM OF ACTION, WILL BE LIMITED TO THE AMOUNT PAID TO SISW FOR THE PRODUCT, DELIVERABLE OR SERVICE THAT CAUSED THE DAMAGE OR IS THE SUBJECT OF THE CLAIM. IN NO EVENT WILL SISW, SISW AFFILIATES, SISW’S LICENSORS OR THEIR OFFICERS, DIRECTORS OR EMPLOYEES BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, LOST DATA OR PROFITS, EVEN IF SUCH DAMAGES WERE FORESEEABLE. NEITHER PARTY MAY MAKE A CLAIM UNDER THIS AGREEMENT MORE THAN TWO YEARS AFTER THE EVENT GIVING RISE TO THE CLAIM IS OR SHOULD HAVE BEEN DISCOVERED BY THE CLAIMANT.

7.	TERMINATION. This Agreement will remain in effect until terminated by either party by providing 30 days prior written notice to the other party. An SOW may only be terminated in accordance with its terms. In the event that this Agreement or any SOW is terminated or suspended prior to the completion of the Professional Services or the delivery or acceptance of any final deliverable, Customer agrees to pay SISW for all work performed through the effective date of termination or suspension of the Professional Services. Sections 2, 3.1, 6, 7, 8 and 9 survive termination of this Agreement.

8.	EXPORT COMPLIANCE

8.1.	Export. SISW’s obligations under this Agreement are conditioned upon, and Customer agrees to comply with, all applicable export and re-export control regulations, embargoes and sanctions including, but not limited to, those of the United States (the “Export Laws”). Customer represents that all products provided hereunder and any derivatives thereof will not be (i) downloaded, exported, re-exported (including any “deemed export”), or transferred, directly or indirectly, contrary to the Export Laws, (ii) used for any purpose prohibited by the Export Laws or (iii) delivered to persons/entities otherwise ineligible to acquire or use the products provided hereunder. SISW may conduct the necessary Export Laws checks and, upon request, Customer will promptly provide SISW with any necessary information. Customer will indemnify and hold harmless SISW against any claim, action, damages, fines and costs relating in any way to Customer’s noncompliance with Export Laws.

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8.2.	Data Handling. If Customer is disclosing to SISW any information that is (i) Covered Defense Information or Controlled Unclassified Information as defined in U.S. Government regulations, or (ii) subject to Export Laws that require controlled data handling, Customer will notify SISW personnel in advance of each instance of disclosure and will use the notification tools and methods specified by SISW.

9.	CONFIDENTIALITY AND DATA PROTECTION

9.1.	Confidential Information. “Confidential Information” means all information disclosed by one party to the other under this Agreement that is marked as confidential or the confidential nature of which is evident to a reasonable person. The receiving party will (i) use Confidential Information only as required to exercise rights or perform obligations under this Agreement, (ii) protect Confidential Information from unauthorized use or disclosure, and (iii) not copy the Confidential Information without the prior written consent of the disclosing party. Customer will not disclose SISW Confidential Information to any third party other than financial, tax and legal advisors. SISW will not disclose Customer Confidential Information to any third party, other than to its employees, affiliated companies, consultants, contractors, and financial, tax and legal advisors without the prior written consent of Customer. Neither party will disclose the terms of this Agreement in connection with this Agreement without the prior written consent of the other party, which will not be unreasonably withheld. Notwithstanding the foregoing, SISW and its affiliates may name Customer as a customer on their websites and in customer lists and other marketing materials.

9.2.	Exclusions. The foregoing confidentiality obligations will not apply to any Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party in violation of this Agreement; (ii) becomes available to the receiving party from a source other than the disclosing party, provided that the receiving party has no reason to believe that such source is itself bound by a legal, contractual or fiduciary obligation of confidentiality; (iii) was in the receiving party’s possession without an obligation of confidentiality prior to receipt from the disclosing party; (iv) is independently developed by the receiving party without the use of, or reference to, the disclosing party’s Confidential Information; or (v) is required to be disclosed by a governmental agency or law, so long as the receiving party promptly provides the disclosing party with written notice of the required disclosure, to the extent such notice is permitted by law, and cooperates with the disclosing party to limit the scope of such disclosure.

9.3.	Data Protection. Customer accepts that the terms set out at https://www.siemens.com/dpt/sw are incorporated into this Agreement where SISW processes any personal data of data subjects who are in the European Union on behalf of Customer in connection with this Agreement. Customer will indemnify SISW against any claim, damages, fines and costs relating to Customer’s noncompliance with applicable data protection laws.

10.	ADDITIONAL TERMS AND CONDITIONS

10.1.	SISW Affiliates. Companies directly or indirectly owned or controlled by SISW’s ultimate parent company may exercise SISW’s rights and fulfill SISW’s obligations under this Agreement. SISW remains responsible for its obligations hereunder.

10.2.	Assignment. This Agreement will extend to and be binding upon the successors, legal representatives and permitted assigns of the parties. However, this Agreement and the licenses granted hereunder may not be assigned, sublicensed, or otherwise transferred (by operation of law or otherwise) by Customer without the prior written consent of SISW.

10.3.	Feedback. If Customer provides any ideas related to the Professional Services or deliverables, including requests for changes or enhancements, (collectively “Feedback”) in the course of receiving Professional Services, Customer agrees that such Feedback may be used by SISW without condition or restriction.

10.4.	Force Majeure. Neither party will be liable for failure in performance due to any cause beyond its reasonable control provided the delayed party promptly notifies the other party and uses commercially reasonable efforts to correct the failure.

10.5.	Independent Contractors. The parties to this Agreement are independent contractors. This Agreement does not create an agency, partnership, joint venture or other fiduciary relationship between Customer and SISW.

10.6.	No Waiver; Validity and Enforceability. The failure to enforce any provision of this Agreement will not be construed as a waiver of such provision. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not be affected, and such provision will be deemed restated to reflect the original intentions of the parties as nearly as possible in accordance with applicable law.

10.7.	Notices. Notices relating to this Agreement will be in writing and sent to the party’s address as specified in the applicable SOW. A party may change its address for receipt of notice by delivery of written notice to the other party.

10.8.	Governing Law and Jurisdiction. This Agreement will be governed by the substantive laws, excluding choice-of-law rules, of the Republic of South Africa and all disputes arising out of or in connection with this Agreement will be subject to the exclusive jurisdiction and venue of the courts of Pretoria. Notwithstanding the foregoing, SISW may bring an action in any jurisdiction to enforce or preserve its intellectual property rights under this Agreement. The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

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10.9.	Entire Agreement and Order of Precedence. This Agreement constitutes the full and complete agreement between the parties with respect to the subject matter hereof and supersedes any previous or contemporaneous agreements or communications, whether written or verbal, relating to such subject matter. This Agreement does not supersede any software license agreement or supplemental terms thereto between the parties or any other written agreement between the parties concerning maintenance and support of SISW software. This Agreement may not be varied other than in writing executed by authorized representatives of both parties. The terms of any purchase order or similar Customer document are excluded; such terms will not apply to deliverables or Professional Services, and will not supplement or modify this Agreement.

Micropolis Robotics		Siemens Industry Software SA (Pty) Ltd

Signature:	/s/ Fareed Aljawhari	Signature:

Name:	Fareed Aljawhari	Name:	Electronically signed by: Cobus Oosthuizen
Date: May 20. 2023 18:12 GMT+2
Place/Date:	18-05-2023	Place/Date:

Signature:
Name:
Place/Date:

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